EXHIBIT 10.2

EL PASO ELECTRIC COMPANY
AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT
FOR OUTSTANDING AWARDS
INCLUDING NON-COMPETITION AND NON-SOLICITATION PROVISIONS
WHEREAS, EL PASO ELECTRIC COMPANY (the “Company”) previously granted the Participant a Performance Share Award (the “Award”) covering the target number of Shares (the “Target Shares”) as specified in the award notice attached hereto (the “Award Notice”), pursuant to the EL PASO ELECTRIC COMPANY AMENDED AND RESTATED 2007 LONG TERM INCENTIVE PLAN (the “Plan”); and
WHEREAS, the Participant and the Company desire to execute this Performance Share Award Agreement (this “Award Agreement”) to specify and modify the terms and conditions of the Award.
The number of Target Shares shall be subject to adjustment as provided in Section 4.4 of the Plan, conditioned upon the Company’s achievement of the Performance Goals over the course of the performance period beginning on [January 1, 2017 and ending on December 31, 2019] (the “Performance Period”) and subject to the following terms and conditions:
1.Acceptance of Award Agreement; Relationship to the Plan. The terms of this Award Agreement shall be null and void unless the Participant shall accept this Award Agreement by executing it in the space provided below and returning it to the Company no later than [date]. In the event this Award Agreement is not accepted by [date], the original terms of the Award remain in effect in accordance with the Award Notice and the Plan, and the Award will be forfeited if the Participant’s employment terminates for any reason prior to the end of the Performance Period. The Award is subject to all of the terms, conditions and provisions of the Plan in effect on the date hereof and administrative interpretations thereunder, if any, adopted by the Committee. The Participant hereby acknowledges receipt of a copy of the Plan. To the extent that any provision of this Award Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan.
2.    Definitions. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. For purposes of this Award Agreement:
“Achievement Percentage” means the percentage of achievement determined by the Committee after the end of the Performance Period in accordance with Section 3 of this Award Agreement that reflects the extent to which the Company achieved the Performance Goals.

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“Performance Goal” means the standards established by the Committee for the Performance Period to determine in whole or in part the number of Vested Shares pursuant to Section 4 of this Award Agreement.
“Retirement” means termination of employment with the Company on or after the attainment of age 55 with at least five years of service as an Employee; provided, however, that the Participant provided the Company with at least six months of notice of the Participant’s intention to retire to the Chief Human Resources Officer.
“Vested Shares” means the Shares actually distributable to the Participant following the Participant’s satisfaction of the vesting provisions of Section 5 or Section 6 of this Award Agreement and, if applicable, the determination by the Committee of the extent to which the Company has achieved the Performance Goals pursuant to Section 4 of this Award Agreement.
3.    Establishment of Award Account. The grant of Target Shares pursuant to this Award Agreement shall be implemented by a credit to a bookkeeping account maintained by the Company evidencing the Participant’s unfunded and unsecured right to receive Shares, which right shall be subject to the terms, conditions and restrictions set forth in the Plan and to the further terms, conditions and restrictions set forth in this Award Agreement. Except as otherwise provided in this Award Agreement, the Target Shares credited to the Participant’s bookkeeping account may not be sold, assigned, transferred, pledged or otherwise encumbered until the Participant has been registered as a holder of Shares on the records of the Company as provided in Section 6 or 7 of this Award Agreement.
4.    Award Opportunity. Except as otherwise provided herein, the Participant’s Vested Shares shall be the product of (1) the number of Target Shares and (2) the Achievement Percentage determined by the Committee and based on whether and to what extent the Performance Goals have been achieved. The Achievement Percentage shall be between 0% and 200%, and in no event shall the Achievement Percentage exceed 200%.
5.    Vesting of Shares.
(a)    Except as otherwise provided herein, the Participant’s right to receive Shares pursuant to this Award Agreement, if any, shall vest on the last day of the Performance Period (with the number of Vested Shares, if any, based on the Committee’s determination of whether and to what extent the Performance Goals have been achieved (as provided in Section 4 of this Award Agreement)).
(b)    If the Participant’s employment is terminated prior to the close of the Performance Period or the occurrence of a Change in Control, then the applicable of the following clauses shall apply:
(i)    Forfeiture of Entire Award. If the Participant’s employment is terminated by the Company or by the Participant for any reason other than due to Retirement, then the Participant’s right to receive any Shares

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pursuant to this Award Agreement shall be forfeited in its entirety as of the date of such termination.
(ii)    Retirement. If the Participant’s employment is terminated due to Retirement, the Participant’s right to receive shares pursuant to this Award Agreement, if any, shall vest on the last day of the Performance Period, subject to the Committee’s determination of whether and to what extent the Performance Goals have been achieved (as provided in Section 4 of this Award Agreement) in a pro-rata amount determined by multiplying (1) the number of Vested Shares awarded to the Participant based upon the Committee’s determination of the Achievement Percentage as provided in Section 4 of this Award Agreement, by (2) a fraction, the numerator of which is the number of days elapsed in the Performance Period as of the date of the Participant’s Retirement, and the denominator of which is the total number of days in the Performance Period.
(c)    In accordance with the provisions of this Section 5, the Vested Shares shall be distributed as provided in Section 7 hereof.
6.    Change in Control. Notwithstanding anything herein to the contrary, if a Change in Control occurs during the Performance Period, then upon such Change in Control, the Performance Period shall end in the manner and on the date determined by the Committee in its sole discretion. The Achievement Percentage shall be determined based on Performance Goals achieved through the end of such shortened Performance Period and the Target Shares shall become vested and payable in a pro-rata amount determined by multiplying (1) the number of Vested Shares awarded to the Participant based upon the Committee’s determination of achievement of Performance Goals as provided in Section 4 of this Award Agreement, by (2) a fraction, the numerator of which is the number of days elapsed in the Performance Period as of the Change in Control, and the denominator of which is the total number of days in the Performance Period. Such distribution, whether in the form of Shares or, if directed by the Committee, in cash, shall be made to the Participant no later than the 70th day after the Change in Control, and shall satisfy the rights of the Participant and the obligations of the Company under this Award Agreement in full. In the event a Change in Control occurs after the Participant has terminated employment due to Retirement, the Vested Shares such Participant shall receive under this Section 6 shall instead be prorated based on the number of days that elapsed in the Performance Period as of the date of the Participant’s Retirement over the total number of days in the Performance Period.
7.    Distribution of Vested Shares.
(a)    If the Participant’s right to receive Shares pursuant to this Award Agreement has vested pursuant to Section 5(a) or Section 5(b)(ii) of this Award Agreement, the Vested Shares shall be registered in book-entry form with the Company’s transfer agent in the name of the Participant no later than March 15th of the calendar year following the calendar year in which occurs the last day of the Performance Period.

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(b)    Unless the Participant makes arrangements satisfactory to the Company to pay to the Company the required statutory tax under all applicable federal, state, local or other laws or regulations (the "Required Tax Payments") in cash, the Participant acknowledges that the Company will withhold applicable taxes at the minimum statutory rate from any such distribution of Vested Shares at the time of such distribution by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the Required Tax Payments due to such distribution (with any fractional Share rounded up to the nearest whole Share). To the extent allowed under the Plan and with the consent of the Committee, the Participant may elect to have the Company withhold from Shares otherwise to be delivered to the Participant pursuant to the Award a number of whole Shares having a Fair Market Value equal to the product of up to the maximum statutory marginal rate that could be applicable to the Participant and the Fair Market Value of the Shares otherwise to be delivered to the Participant.
(c)    No dividend equivalents shall be paid with respect to any Target Shares or Vested Shares.
8.    Restrictive Covenants.
(a)    Non-compete. For consideration provided pursuant to Section 5(b)(ii) of this Award Agreement, the Participant agrees that while an Employee and following Retirement until the date (i) the Vested Shares are distributed pursuant to Section 6 or Section 7 or (ii) the Committee determines the Achievement Percentage is 0%, as applicable (the “Restriction Period”), the Participant will not, without the prior written consent of the Company, acting alone or in conjunction with others, either directly or indirectly, engage in any business that competes with the business of the Company or its Affiliates (including, without limitation, the use of solar energy generation or other types of non-traditional generation for the broad-based distribution of electric power and businesses which the Company or its Affiliates have specific plans to conduct in the future and as to which the Participant is aware of such planning) (a “Competitive Business”) or accept employment with or render services to a Competitive Business as an officer, agent, employee, independent contractor or consultant, or otherwise engage in activities with a Competitive Business. Participant acknowledges and agrees that the Company’s business faces potential competition nationwide, and a Competitive Business may include any business meeting such definition within the United States.
(b)    Non-solicit. For consideration provided pursuant to Section 5(b)(ii) of this Award Agreement, the Participant agrees that during the Restriction Period the Participant shall not, without the prior written consent of the Company, directly or indirectly, (i) hire or induce, entice or solicit (or attempt to induce, entice or solicit) any employee of the Company or any of its Affiliates to leave the employment of the Company or any of its Affiliates or (ii) solicit or attempt to solicit the business of any customer or acquisition prospect of the Company or any of its Affiliates with whom the Participant had any actual contact while employed at the Company.

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(c)    Relief. The Participant and the Company also acknowledge that money damages would not be sufficient remedy for any breach of this Section 8 by the Participant, and the Company or its Affiliates shall be entitled to enforce the provisions of this Section 8 by forfeiting the Vested Shares otherwise owed to the Participant under this Award Agreement or otherwise and to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Section 8 but shall be in addition to all remedies available at law or in equity, including the recovery of damages from the Participant and the Participant’s agents. However, if it is determined that the Participant has not committed a breach of this Section 8, then the Company shall then deliver the Vested Shares due under this Award Agreement.
(d)    Reasonableness; Enforcement. The Participant acknowledges that for the restrictive covenants under this Section 8, for which the Participant received valuable consideration from the Company as provided in this Award Agreement. Additionally, the Participant acknowledges that these restrictive covenants contain limitations as to time, geographic area and scope of activity to be restrained that are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other legitimate business interests of the Company, including, but not limited to, the Company’s need to protect its confidential information. The Participant expressly represents that enforcement of the restrictive covenants set forth in this Section 8 will not impose an undue hardship upon the Participant or any person or entity affiliated with the Participant. The Participant understands that the foregoing restrictions may limit the Participant’s ability to engage in certain businesses as described in Section 8(a) hereof, but acknowledges that the Participant will receive sufficiently high remuneration and other benefits from the Company upon Retirement to justify such restriction. Further, the Participant acknowledges that the Participant’s skills are such that the Participant can be gainfully employed in non-competitive employment, and that the restrictive covenants will not prevent the Participant from earning a living. It is the desire and intent of the parties that the provisions of this Section 8 be enforced to the fullest extent permitted under applicable law, whether now or hereafter in effect and therefore, to the extent permitted by applicable law. Nevertheless, if any of the aforesaid restrictions are found by a court of competent jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions herein set forth to be modified by the court making such determination so as to be reasonable and enforceable and, as so modified, to be fully enforced.
9.    Confidentiality of this Award Agreement. The Participant agrees that the terms of this Award Agreement are confidential and that any disclosure to anyone for any purpose whatsoever (save and except disclosure to financial institutions as part of a financial statement, financial, tax and legal advisors, or as required by law) by the Participant or his or her agents, representatives, heirs, children, spouse, employees or spokespersons shall be a breach of this Award Agreement and the Company may elect to revoke the grant made hereunder, seek damages, plus interest

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and reasonable attorneys’ fees, and take any other lawful actions to enforce this Award Agreement.
10.    Notices. All notices, requests or other communications provided for in this Award Agreement shall be made, if to the Company, to El Paso Electric Company, Stanton Tower, 100 N. Stanton, El Paso, Texas 79901, Attention: Corporate Secretary, and if to the Participant, to Participant’s name at the last address provided to the Company. All notices, requests or other communications provided for in this Award Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
11.    Shareholder Rights. The Participant shall have no rights of a shareholder with respect to the Target Shares, including the right to vote the Target Shares or the right to receive dividends or other distributions, unless and until the Participant is registered as the holder of such Shares.
12.    No Employment Guaranteed. Nothing in this Award Agreement shall give the Participant any rights to (or impose any obligations for) continued Employment by the Company or any Subsidiary or any successor thereto, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Participant.
13.    Severability. In the event any provision of this Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Award Agreement, and this Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
14.    Waiver. Failure of either party to demand strict compliance with any of the terms or conditions hereof shall not be deemed a waiver of such term or condition, nor shall any waiver by either party of any right hereunder at any one time or more times be deemed a waiver of such right at any other time or times. No term or condition hereof shall be deemed to have been waived except by written instrument.
15.    Exclusion from Section 409A. At all times prior to the date that the Committee determines whether and to what extent the Performance Goals have been achieved (following the last date of the Performance Period), the benefit payable under this Award Agreement is subject to a substantial risk of forfeiture within the meaning of Treasury Regulation § 1.409A-1(d) (or any successor regulation). Accordingly, this Award is not subject to Section 409A under the short term deferral exclusion, and this Award Agreement shall be interpreted and administered consistent therewith.

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16.    Compliance with Recoupment Policy. Any amounts payable, paid, or distributed under this Award Agreement are subject to the recoupment policy of the Company as in effect from time to time.

EL PASO ELECTRIC COMPANY

By:

Accepted this ____ day of ______________, 20__.

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